AGREEMENT FOR
                         INVESTMENT AND LOAN TERM SHEET

THIS INVESTMENT AND LOAN TERM SHEET (this "Term Sheet") is entered into by and among MEDINA INTERNATIONAL HOLDINGS, INC., a California corporation ("MIHI") and WINTEC PROTECTIVE SYSTEMS, INC., a Texas corporation ("WinTec").

Formation of WinTec:       WinTec is a Texas corporation, capitalized  with
                           40,000,000  shares of common stock,  $0.001 par
                           value  per  share.  The  following  are  the  initial
                           shareholders   of   WinTec,   and  their   respective
                           ownerships:



                                    Shareholder                       Shares             Ownership
                                    -----------                       ------             ---------
                                    PLH Holdings, LLC                 11,760,000            60.00%
                                    Robert Doherty                     3,920,000            20.00%
                                    James Henry                        2,940,000            15.00%
                                    Ellis Aronson                        980,000             5.00%
                                                               -----------------------------------
                                    Total:                            19,600,000           100.00%




Investment by MIHI: At the Closing (as later defined),  and in  consideration of the various agreements herein, MIHI shall issue and contribute 3,000,000 shares of common stock of MIHI, $0.0001 par value per share (the "MIHI Stock"), to WinTec in exchange for the issuance of 20,400,000 shares of common stock of WinTec to MIHI (the "Exchange"), pursuant to an Exchange Agreement"). Upon Agreement entered into between WinTec and MIHI (the "Exchange Agreement"). Upon completion of the Exchange, the shareholders of WinTec, and their respective ownerships, shall be as follows:

                      Shareholder         Shares         Ownership
                      -----------         ------         ---------
                      MIHI                20,400,000     51.00%
                      PLH Holdings, LLC   11,760,000     29.40%
                      Robert Doherty       3,920,000      9.80%
                      James Henry          2,940,000      7.35%
                      Ellis Aronson          980,000      2.45%
                                        -----------------------
                                          40,000,000    100.00%

As part of the Exchange, the shareholders of WinTec shall execute Bylaws, corporate resolutions, and a Buy-Sell Agreement for WinTec (collectively, "WinTec Corporate Documents") that provide, among other things:

     (a) The number of directors of WinTec shall be increased to 7. The 19,600,000 shares owned by the initial shareholders of WinTec shall be entitled to appoint 3 directors. The 20,400,000 shares issued to MIHI shall be entitled to appointing 3 directors. The parties agree that the seventy director of WinTec shall be Robert Doherty.

     (b) The board of directors of WinTec will take reasonable actions in satisfaction of its intent to convert WinTec to a publicly reporting entity within 24 months of the Exchange.

     (c) While the MIHI Loan (as later defined) is outstanding, and until the redemption of the Redeemed stock (as later defined), WinTec shall not sell or transfer any of the patents, trademarks, or other intellectual property of WinTec (collectively, the "WinTec IP") without the prior approval of MIHI.

     (d) The board of directors of WinTec intends to move the WinTec laboratory to California at some point in the future.

     (e) The shareholders of WinTec shall be subject to standard restrictions on transferring their shares of WinTec, including a restriction that MIHI shall not transfer 12,400,000 shares of WinTec prior to the redemption of the Redeemed stock.

     (f) WinTec shall not obtain financing from third parties prior to the redemption of the Redeemed stock, unless MIHI cannot meet the financial requirements of WinTec, including funding advances required under the MIHI Loan.



MIHI Loan:          Contemporaneously with the Exchange,  MIHI shall loan WinTec up to  $1,500,000.00  (the  Redemption and Purchase;  At any
                    time, beginning upon full repayment of the MIHI Loan, WinTec shall be entitled  Exclusive  License;  Right As part of the consideration  for making the MIHI Loan,  WinTec shall grant
                    MIHI: (a) an Definitive Agreements:  The parties will act in
                    good  faith  to   negotiate,   complete  and  enter  into  a
                    definitive Miscellaneous: This Term Sheet constitutes and contains the entire agreement and understanding between
                    Counterparts: This Term Sheet may be executed in multiple counterparts, each of which shall be [End of Term Sheet;
                    Signatures on Following Page]

Redemption and      At any time,  begining upon full repayment of the MIHI Loan,
Purchase;           WinTectshall be entitled to: (a) redeem 12,400,000 shares of
Consulting Stock:   common  stock of WinTec  then-owned  by MIHI (the  "Redeemed
                    Stock"), and (b) purchase from MIHI options to purchase up to 3,000,000 shares of common stock of MIHI (the "MIHI
                    Options"), in exchange for a cash payment of $1,500,000, pursuant to a Redemption and Purchase Agreement entered into by WinTec and MIHI at Closing (the "Redemption and Purchase
                    Agreement"). The cash payment shall be allocated among the redemption of the Redeemed Stock and the purchase of the MIHI Options as set forth in the Redemption and Purchase
                    Agreement. The MIHI Options shall be exercisable by WinTec, at any time, at a strike price of $0.10 per share.

                    Contemporaneously with the redemption of the Redeemed Stock, WinTec shall issue 1,533,333 shares of common stock of WinTec to consultants (collectively, the "Consulting Stock"), as compensation for consulting services provided by such individuals to WinTec, and pursuant to a Consulting Agreement entered into by each individual.

                    The Bylaws of WinTec shall provide that, upon completion of the redemption of the Redemption Stock and the issuance of the Consulting Stock, the total number of directors of WinTec shall be reduced to 6, with the 8,000,000 shares owned by MIHI entitled to appoint 2 directors.

                    Upon completion of the redemption of the Redeemed Stock and the issuance of the Consulting Stock, the shareholders of WinTec, and their respective ownerships, shall be as follows:



                              Shareholder                       Shares             Ownership
                              -----------                       ------             ---------
                              PLH Holdings, LLC                 11,760,000            42.61%
                              MIHI                               8,000,000            28.99%
                              Robert Doherty                     3,920,000            14.20%
                              James Henry                        2,940,000            10.65%
                              Consultant                         1,533,333             5.00%
                              Consultant                         1,533,333             5.00%
                              Ellis Aronson                        980,000             3.55%
                                                         -----------------------------------
                              Total:                            30,666,666           100.00%

Exclusive License: As part of the consideration for making the MIHI Loan, Right of First WinTec shall grant MIHI: (a) an exclusive license to use
Refusal             WinTec's  anti-corrosion  material for small  marine  craft, pursuant to a License Agreement entered into between WinTec and MIHI (the "License Agreement"), and (b) the right of first refusal to exclusively license WinTec IP (the "Right of First Refusal"), pursuant to a Right of First Refusal
                    Agreement  entered  into between  WinTec and MIHI  (the"ROFR
                    Agreement"). The Right of First Refusal shall be exercisable by MIHI from time to time upon WinTec's presentation of MIHI of a third party's offer to exclusively license part of the WinTec IP, and upon exercise of its Right of first Refusal
                    MIHI shall exclusively license such part of the WinTec IP upon substantially similar terms to sucy third party offer


Definitive          The parties  will act in good faith to  negotiate,  complete
Agreements:         and  enter  into a  definitive  Exchange  Agreement,  WinTec
                    Corporate  Documents,  MIHI Note,  Redemption  and  Purchase
                    Agreement,  Consulting  Agreements,  License Agreement,  and
                    ROFR Agreement (collectively, the "Definitive Agreements") and related documents reflecting the terms and conditions hereof as soon as reasonably possible (the "Closing").

                    The Definitive Agreements will contain the basic terms and conditions set forth herein together with such other representations, warranties, covenants, terms, indemnities and conditions as would be usual and customary for a transactions of this nature and which are mutually agreeable to the parties, including, without limitation, the making of all necessary governmental and third party filings, the obtaining of all necessary governmental and third party approvals or consents required to consummate the proposed transactions, and standard indemnification provisions. There shall be no brokers' or finders' fees or commissions payable by WinTec, MIHI, or any other third party in connection with the completion of the transactions contemplated herein.


Miscellaneous:      This  Term  Sheet   constitutes   and  contains  the  entire
                    agreement and understanding between the parties with respect to the subject  matter  hereof and  supersedes  any prior or contemporaneous oral or written agreements.  This Term Sheet shall be  binding  upon  and  inure  to the  benefit  of all parties  upon full  execution.  Each part  acknowledges  and
                    agrees   that  they  have  not  made  any   representations,
                    warranties or agreements of any kind regarding the subject matter hereof, except as expressly set forth herein. This
                    Term Sheet may not be modified or amended, except by an instrument is writing signed by duly authorized officers of both of the parties hereto. The language in this Agreement shall be construed as to its fair meaning and not strickly for or against any party. This Term Sheet, and any dispute arising hereunder, shall be governed by Texas law, without giving effect to any choice of law or conflict of law provision. If any provision of this Term Sheet is determined to be invalid in whole or in part of any reason, such unenforceable or invalid provision shall not affect the legality, enforceability or validity of the rest of this Term Sheet. If any provision is stricken in accordance with the previous sentence, then the stricken provisions shall be replaced with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.


Counterparts:       This Term Sheet may be executed  in  multiple  counterparts, each of which shall be considered an original instrument and all of which, taken together, constitute on and the same agreement. Electronic and facsimile signatures shall be considered originals.


                [End of Term Sheet; Signatures on Following Page]

         IN WITNESS WHEREOF, the parties have executed this Term Sheet to be effective as of June 28, 2011.

MIHI:                                                         WINTEC:

MEDINA INTERNATIONAL                           WINTEC PROTECTIVE SYSTEMS, INC.,
HOLDINGS, INC., a California                   a Texas corporation
corporation

                                            By: ________________________________
By: ________________________________                Robert Doherty
         Daniel Medina                               Director
         President